UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2025

PATHWARD FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-22140	42-1406262
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5501 South Broadband Lane, Sioux Falls, South Dakota 57108
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (877) 497-7497

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	CASH	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 26, 2025, Pathward Financial, Inc. ("Pathward Financial" or the “Company”) received an expected notice (the “Notice”) from the Listing Qualifications Department of the Nasdaq Stock Market LLC (“Nasdaq”), indicating that the Company is not in compliance with Nasdaq Listing Rule 5250(c)(1) (the “Listing Rule”) as a result of its failure to timely file its Quarterly Report on Form 10-Q (“Form 10-Q”) for the fiscal quarter ended June 30, 2025, as described more fully in the Company's Form 12b-25 Notification of Late Filing filed with the Securities and Exchange Commission (the “SEC”) on August 11, 2025 (the “Form 12b-25”). The Listing Rule requires listed companies to timely file all periodic reports with the SEC.

The Company previously reported that it had received a similar Notice from Nasdaq on May 22, 2025 as a result of its failure to timely file its Form 10-Q for the fiscal quarter ended March 31, 2025. In accordance with Nasdaq’s listing rules, the Company submitted a plan to regain compliance with the Listing Rule to Nasdaq, and Nasdaq granted the Company an extension to regain compliance with the Listing Rule until November 13, 2025.

The Notice has no immediate effect on the listing or trading of the Company's common stock on Nasdaq. The Company filed its amended Form 10-K for the fiscal year ended September 30, 2024 on August 29, 2025. As disclosed in the Form 12b-25 and the Company’s Form 8-K filed on July 2, 2025, the Company is also in the process of amending its Form 10-Q for the fiscal quarter ended December 31, 2024 to restate certain financial statements contained therein and filing its Form 10-Qs for the fiscal quarters ended March 31, 2025 and June 30, 2025; respectively. The restatements related to the Company’s gross vs. net basis presentation and derivative accounting, and financial reporting, of certain third-party lending and servicing relationships within the Consumer Solutions business, within held-for-investment loan balances.

In accordance with the Notice, the Company has until September 10, 2025 to submit an update to its plan to regain compliance with the Listing Rule. Pursuant to the Notice, the Company has until September 10, 2025 to submit an update to its plan to regain compliance, but Nasdaq will not further extend the deadline for compliance. The Company intends to take the necessary steps to regain compliance with Nasdaq’s listing rules as soon as practicable and in any event prior to the November 13, 2025 deadline.

Item 7.01    Regulation FD Disclosure.

On September 2, 2025, the Company issued a press release disclosing the receipt of the Notice. A copy of the press release is being furnished herewith as Exhibit 99.1.

The information furnished in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Forward-Looking Statements

This report contains forward-looking statements which are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding the Company’s expectations as to the anticipated timing of filing of its delinquent Quarterly Reports on Form 10-Q and amendments to prior filings, and the Company’s plan to regain compliance with the Listing Rule, as well as all statements that are not historical facts. These forward-looking statements are subject to change, and actual results may materially differ from those set forth in this press release due to certain risks and uncertainties. Factors that could cause or contribute to changes in such forward-looking statements include, but are not limited to, the risk that the completion and filing of the Form 10-Q and other filings will take longer than expected and the risk that the Company will be unable to meet Nasdaq’s continued listing requirements. The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements set forth in reports filed with the SEC. Undue reliance should not be placed on any forward-looking statement contained herein. These statements reflect the Company’s position as of the date of this report. The Company expressly disclaims any undertaking to release publicly any updates or revisions to any statements to reflect any change in the Company’s expectations or any change of events, conditions, or circumstances on which any such statement is based.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description of Exhibit
99.1	Registrant's Press Release dated September 2, 2025.
104	Cover Page Interactive Data File (the cover page iXBRL tags are embedded within the Inline XBRL document).

SIGNATURE
    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATHWARD FINANCIAL, INC.

Date: September 2, 2025	By:	/s/ Gregory A. Sigrist
Gregory A. Sigrist
Executive Vice President and Chief Financial Officer